Exhibit 10.8

CARDLYTICS, INC.

RESTRICTED SECURITIES UNIT GRANT NOTICE

Cardlytics, Inc. (the “Company”) hereby awards to Grantee (as of the date indicated below) the Restricted Securities Unit (“RSUs”) with the terms set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Restricted Securities Unit Award Agreement attached hereto as Attachment I and the form of Convertible Promissory Note attached hereto as Attachment II, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice will have the meanings set forth in the attached Restricted Securities Unit Award Agreement.

Name of Grantee:
Date of Grant:
Notional Principal Amount	$
Expiration Date:

Vesting Schedule:	Grantee will receive a benefit with respect to an RSU only if it vests. Except as explicitly set forth below, two vesting requirements must be satisfied on or before the applicable Expiration Date specified above in order for an RSU to vest: a time and service-based requirement (the “Service-Based Requirement”) and a “Liquidity Event Requirement” (described below). An RSU shall vest (and, therefore, becomes a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”). If the RSUs do not become Vested RSUs on or before the applicable Expiration Date, they will be immediately forfeited to the Company upon expiration at no cost to the Company.

Service-Based Requirement:	The Service-Based Requirement will be met if the Grantee’s Continuous Service (as defined below) has not terminated prior to the earliest to occur of the following events: (a) the date six months following the Date of Grant; (b) the date that the Liquidity Event Requirement is met; or (c) the date that the Grantee’s Continuous Service is terminated by the Company and its Affiliates without Cause. “Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an employee, or Consultant (as defined below), is not interrupted or terminated in a manner that would constitute a Separation from Service (as defined in Section 21 of the Restricted Securities Unit Award Agreement attached hereto as Attachment I). A change in the capacity in which the Grantee renders service to the Company or an Affiliate as an employee or Consultant or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company or an Affiliate, will not terminate a Grantee’s Continuous Service; provided, however, that if the entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Board of Directors of the Company (the “Board”) in its sole discretion, such Grantee’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition. Consultant” means any person, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services.

Liquidity-Based Requirement:	The Liquidity-Based Requirement shall be met upon the earliest to occur of the following events prior to the Expiration Date: (a) a sale of all of the outstanding shares of capital stock of the Company or all or substantially all assets of the Company to a purchaser or group of related purchasers resulting in gross proceeds to the selling stockholders or the Company, as applicable, of not less than $300,000,000; or (b) an initial public offering of the Company’s common stock pursuant to a registration statement filed pursuant to the Securities Act resulting in gross proceeds to the Company of not less than $50,000,000.

Settlement:	Upon the Vesting Date, the Grantee shall be entitled to receive a Convertible Promissory Note in substantially the form attached hereto as Attachment II with a principal amount equal to the Notional Principal Amount plus the Deemed Interest (as defined in Section 6 of the Restricted Securities Unit Award Agreement attached hereto as Attachment I) and dated as of the Date of Grant (the “Note”); provided, however, that if, between the Date of Grant and the Vesting Date, the Note would have converted (had the Note been outstanding at all times since the Date of Grant) into another form (including but not limited to cash, securities or other property) in accordance with its terms, then upon the Vesting Date the Grantee shall be entitled to receive such cash, securities or other property, consistent with the terms applicable thereto. Any Note, cash, securities or other property by which this Award is settled shall be referred to herein as the “Property.”

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Cause:	Cause: “Cause” will have the meaning ascribed to such term in any written agreement between Grantee and the Company defining such term and, in the absence of such agreement, such term means, with respect to Grantee, the occurrence of any of the following events: (i) Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) Grantee’s material violation of any contract or agreement between Grantee and the Company or any fiduciary or statutory duty owed to the Company; (iv) Grantee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) Grantee’s gross misconduct. The determination that a termination of Grantee’s Continuous Service is either for Cause or without Cause will be made by the Board in its sole discretion. Any determination by the Company that the Continuous Service of Grantee was terminated with or without Cause for the purposes of this Award will have no effect upon any determination of the rights or obligations of the Company or Grantee for any other purpose. For the avoidance of doubt, “termination without Cause” does not include any form of termination of the Grantee’s Continuous Service by the Grantee including claimed termination of Continuous Service by the Grantee pursuant to a “good reason termination” or because the Grantee had been “constructively terminated” by the Company.

Additional Terms/Acknowledgements: Grantee acknowledges receipt of, and understands and agrees to, this Restricted Securities Unit Grant Notice, the Restricted Securities Unit Award Agreement and the Note. Grantee further acknowledges that as of the Date of Grant, this Restricted Securities Unit Grant Notice, the Restricted Securities Unit Award Agreement and the Note set forth the entire understanding between Grantee and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) any compensation recovery policy that is adopted by the Company, (ii) the Award Settlement Agreements (as defined in Section 8 of the Restricted Securities Unit Award Agreement attached hereto as Attachment I) or (iii) is otherwise required by applicable law.

By accepting the Award, Grantee acknowledges having received and read the Restricted Securities Unit Grant Notice, the Restricted Securities Unit Award Agreement and the Note (the “Grant Documents”) and agrees to all of the terms and conditions set forth therein.

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Furthermore, by accepting the Award, Grantee consents to receive such documents by electronic delivery through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Notwithstanding the above, if Grantee has not actively accepted the Award within 90 days of the Date of Grant set forth in this Restricted Securities Unit Grant Notice, Grantee is deemed to have rejected the Award and the Award shall immediately be deemed null and void and of no further force or effect.

CARDLYTICS, INC. By: Signature Title: Date:	GRANTEE: Signature Date:

ATTACHMENT I: Restricted Securities Unit Award Agreement

ATTACHMENT II: Note

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ATTACHMENT I

CARDLYTICS, INC.

RESTRICTED SECURITIES UNIT AWARD AGREEMENT

Pursuant to the Restricted Securities Unit Grant Notice (the “Grant Notice”) and this Restricted Securities Unit Award Agreement (the “Agreement”) and in consideration of your services, Cardlytics, Inc. (the “Company”) has awarded you Restricted Securities Units (the “Award”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. The details of the Award, in addition to those set forth in the Grant Notice, are as follows.

1. GRANT OF THE AWARD. The Award represents the right to be issued on a future date the Property as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the Property or the delivery of the underlying Property.

2. VESTING. Subject to the limitations contained herein, the Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3. DELIVERY OF PROPERTY; RESTRICTIONS. Any Property that becomes subject to the Award will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as the Property delivered to holders of the Notes.

4. SECURITIES LAW AND OTHER COMPLIANCE. You may not be issued any securities under the Award unless either (a) the securities are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other applicable laws and regulations, and you will not receive Property if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. DATE OF ISSUANCE.

(a) Subject to the satisfaction of the withholding obligations set forth in Section 11 of this Agreement, the Company will deliver to you Property within thirty (30) days following the applicable Vesting Date(s). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.

(b) Notwithstanding anything to the contrary in Section 5(a), if the Property is publicly traded securities and:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell the Property on an established stock exchange or stock market, and

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(ii) either (1) withholding taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the withholding taxes by withholding securities from the Property otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to pay your withholding taxes in cash, then the securities that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling the securities in the open public market, but in no event later than December 31 of the calendar year in which the Vesting Date occurs (that is, the last day of your taxable year in which the Vesting Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Property under this Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Property) shall be determined by the Company.

(d) Notwithstanding anything to the contrary in Section 5(a) or 5(b), if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Property) will be determined by the Company. In all cases, the delivery of Property under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

6. DIVIDENDS; INTEREST. You will receive no benefit or adjustment to your Restricted Securities Units with respect to any cash dividend, stock dividend or other distribution. Notwithstanding the foregoing, if the Award is settled in the form of a Note, than the aggregate principal amount of the Note at the time of the settlement of the Award shall equal (i) the Notional Principal Amount plus (ii) any interest that would have accrued had you held a Note with an issuance date identical to the Date of Grant, and with a principal amount equal to the Notional Principal Amount (such interest calculated pursuant to clause (ii), the “Deemed Interest”).

7. MARKET STAND-OFF AGREEMENT. By acquiring securities under your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company request or as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this

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Section 7 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. You also agree that any transferee of any securities of the Company held by you will be bound by this Section 7. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7 and will have the right, power and authority to enforce the provisions of this Section 7 as though they were a party to this Agreement.

8. TRANSFER RESTRICTIONS; CONDITIONS OF SETTLEMENT. In addition to any other limitation on transfer created by applicable securities laws, as applicable, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Property subject to your Award or any interest in such Property except in compliance with this Agreement, the Company’s bylaws and applicable securities laws. In addition, as a condition of the settlement of this Award or the conversion of the Note into other securities of the Company, upon request by the Company you shall enter into (a) a Subordination Agreement in the form prescribed by the Company or its senior lenders; (b) the Company’s Amended and Restated Investors’ Rights Agreement as an “Investor” thereunder with respect to the securities of the Company issued in settlement of this Award and (c) the Company’s Amended and Restated Voting Agreement as an “Investor” thereunder with respect to the securities of the Company issued in settlement of this Award (the agreements referred to in clauses (a), (b) and (c) are referred to collectively, the “Award Settlement Agreements”).

9. RESTRICTIVE LEGENDS. All certificates representing securities issued under this Agreement will be endorsed with legends in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a) “THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.”

(b) “THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF APRIL 26, 2016, BY AND BETWEEN SILICON VALLEY BANK (“SVB”), GOLD HILL CAPITAL 2008, L.P. (“GOLD HILL” AND, TOGETHER WITH SVB, THE “LENDERS”) AND THE HOLDER AND ACKNOWLEDGED AND AGREED BY CARDLYTICS, INC. (THE “COMPANY”) (AS AMENDED, MODIFIED, EXTENDED OR RESTATED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST, COSTS FEES AND EXPENSES) OWED BY THE COMPANY TO THE LENDERS AND TO ANY AND ALL SECURITY INTERESTS, LIENS AND CHARGES HELD BY THE LENDERS IN ANY ASSETS OR PROPERTIES OF COMPANY; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

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(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND CONDITIONS SET FORTH IN A RESTRICTED SECURITIES UNIT AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES IN VIOLATION OF SUCH RESTRICTIONS IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(d) “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY) WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES EVIDENCED HEREBY ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AMENDED AND RESTATED VOTING AGREEMENT.”

(e) Any legend required by appropriate blue sky officials or the Award Settlement Agreements.

10. AWARD NOT AN EMPLOYMENT OR SERVICE CONTRACT.

(a) Your Continuous Service with the Company and its Affiliates is not for any specified term and may be terminated by you or by the Company and its Affiliates at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to Section 2 or the issuance of the Property subject to the Award) or any covenant of good faith and fair dealing that may be found implicit in this Agreement will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or any Affiliate; (ii) constitute any promise or commitment by the Company or any Affiliate of the Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement unless such right or benefit has specifically accrued under the terms of this Agreement; or (iv) deprive the Company or any Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned in part by continuing as an employee or Consultant at the will of the Company and/or any Affiliate (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “Reorganization”). You further acknowledge and agree that such

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Reorganization could result in the termination of your Continuous Service or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or Consultant with the Company or any Affiliate for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company and/or any Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice.

11. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action taken by the Company or its Affiliates, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Award and legally applicable to you or deemed by the Company or its Affiliates in their discretion to be an appropriate charge to you even if legally applicable to the Company or its Affiliates (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and its Affiliates to satisfy all Tax-Related Items. In this regard, you authorize the Company and its Affiliates or their agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means, in each case as determined to be applicable by the Company to the form of Property being issued: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) entering on your behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of any securities to be delivered under the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company or an Affiliate; or (iv) withholding Property from the Property issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Property is issued to you or, if and as determined by the Company or an Affiliate, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items. The Company and its Affiliates will use commercially reasonable efforts (as determined by the Company and its Affiliates) to facilitate the satisfaction of Tax-Related Items by you using one of the methods described in clauses (iii) and (iv) of the preceding sentence or by permitting you to sell securities in any initial public offering by the Company. However, the Company and its Affiliates do not guarantee that you will be able to satisfy any Tax-Related Items through any of the methods described in the preceding sentence and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items. Depending on the withholding method employed, the Company and its Affiliates may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount

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in cash. If the obligation for Tax-Related Items is satisfied by withholding in securities, for tax purposes, you are deemed to have been issued the full number of securities subject to the vested portion of the Award, notwithstanding that a number of the securities are held back solely for the purpose of paying the Tax-Related Items.

(c) Finally, you agree to pay to the Company or an Affiliate any amount of Tax-Related Items that the Company or such Affiliate may be required to withhold or account for as a result of the Award that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Notice of Grant or of this Agreement, if you fail to make satisfactory arrangements for the payment of any Tax-Related Items when due, you permanently will forfeit the Restricted Securities Units on which the Tax-Related Items were not satisfied and will also permanently forfeit any right to receive Property thereunder. In that case, the Restricted Securities Units will be returned to the Company at no cost to the Company.

12. INVESTMENT REPRESENTATIONS. In connection with your acquisition of the Property under your Award, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Property. You are acquiring the Property for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) You are an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(c) You understand that the Property has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Agreement.

(d) You further acknowledge and understand that any Property that is securities must be held indefinitely unless the securities are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Property. You understand that the certificate evidencing the Property will be imprinted with a legend that prohibits the transfer of the Property unless the Property is registered or such registration is not required in the opinion of counsel for the Company.

(e) You are familiar with the provisions of Rules 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off agreement described in Section 7.

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(f) In the event that the sale of securities does not qualify under Rule 701 at the time of issuance, then the securities may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(g) You further understand that at the time you wish to sell securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling securities under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

13. NO OBLIGATION TO MINIMIZE TAXES. You acknowledge that the Company is not making representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of securities acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent payments. Further, you acknowledge that the Company does not have any duty or obligation to minimize your liability for Tax-Related Items arising from the Award and will not be liable to you for any Tax-Related Items arising in connection with the Award.

14. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your Award, or your acquisition or sale of the underlying Property. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

15. UNSECURED OBLIGATION. The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the Property to be issued pursuant to this Agreement until such Property is issued to you pursuant to Section 5 of this Agreement and only to the extent that such Property provides such rights. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

16. NOTICES. Any notices provided for in the Grant Notice or this Agreement will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the

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foregoing, the Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means or to request your consent to the Award by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to receive the Award through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. MISCELLANEOUS.

(a) As a condition to the grant of your Award or to the Company’s issuance of any Property under this Agreement, the Company may require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation the Award Settlement Agreements.

(b) The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(c) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(d) You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(e) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f) All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. SEVERABILITY. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. EFFECT ON EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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20. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

21. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h) (“Separation from Service”)), then the issuance of any Property that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the Separation from Service. Notwithstanding any contrary provision of the Notice of Grant or of this Agreement:

(a) The Expiration Date shall be the earlier of (i) the Expiration Date set forth on the Notice of Grant or (ii) the later of (x) the date that is 185 days after the Date of Grant or (y) the latest date after the Date of Grant which, determined on the Date of Grant, would result in the Liquidity-Based vesting condition constituting a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(b) In the event the Expiration Date is determined pursuant to clause (x) of paragraph (a)(ii) above, the Liquidity Event Requirement shall be deemed to be met on the first business day following the Date of Grant. For the avoidance of doubt, in the event the Expiration Date is not earlier than the date that is 185 days after the Date of Grant, the provisions of this paragraph (b) shall not apply.

(c) Under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

*     *     *

9.

This Agreement will be deemed to be signed by you upon the signing by you of the

Restricted Securities Unit Grant Notice to which it is attached.

10.

ATTACHMENT II

THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF [                    ], 2016, BY AND BETWEEN SILICON VALLEY BANK (“SVB”), GOLD HILL CAPITAL 2008, L.P. (“GOLD HILL” AND, TOGETHER WITH SVB, THE “LENDERS”) AND THE HOLDER AND ACKNOWLEDGED AND AGREED BY CARDLYTICS, INC. (THE “COMPANY”) (AS AMENDED, MODIFIED, EXTENDED OR RESTATED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST, COSTS FEES AND EXPENSES) OWED BY THE COMPANY TO THE LENDERS AND TO ANY AND ALL SECURITY INTERESTS, LIENS AND CHARGES HELD BY THE LENDERS IN ANY ASSETS OR PROPERTIES OF COMPANY; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

CARDLYTICS, INC.

CONVERTIBLE PROMISSORY NOTE

USD $[ ]	[ ], 2016

FOR VALUE RECEIVED in immediately available funds, the undersigned, CARDLYTICS, INC., a Delaware corporation (the “Company”), promises to pay to the order of [                    ], or its assigns (the “Holder”), the principal sum of [                    ] ($[                    ]) in lawful money of the United States of America, together with interest as provided herein.

This Note has been issued pursuant to a Restricted Securities Unit granted in accordance with Section 2(e) of that certain Note Purchase Agreement (the “Purchase Agreement”), dated as of April 26, 2016, by and among the Company and Investors parties thereto. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject and to which the Holder hereof, by the acceptance of this Note, agrees:

1. MATURITY DATE; PREPAYMENT. Unless earlier converted into shares of the Company’s capital stock pursuant to Section 2 hereof, on the earliest of (a) such date specified by the Requisite Investors after April 26, 2018, (b) upon the closing of a Liquidation Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended to date and as may be further amended from time to time), or (c) the date on which an Event of Default (as defined below) has occurred and repayment of this Note has been accelerated pursuant to Section 5.2 (the earliest to occur of (a), (b), or (c), the “Maturity Date”), the Company shall pay to Holder, in cash, the amount of the then outstanding principal balance of this Note plus all accrued and unpaid interest hereon (the “Outstanding

11.

Balance”), or in the case of a Liquidation Transaction only, the Repayment Amount set forth in Section 2.6. Except in connection with a Liquidation Transaction, without the written consent of the Requisite Investors, the Company may not and shall not prepay any portion of the outstanding principal of this Note. In the event the Requisite Investors consent to the prepayment of Notes, prepayments shall be made by the Company to the Investors on a pro-rata basis according to the Outstanding Balance of their respective Notes.

2. NOTE CONVERSION.

2.1 Automatic Conversion Upon the Occurrence of a Qualified Financing. If, at any time after the date hereof while this Note remains outstanding, the Company consummates an equity financing pursuant to which it sells shares of its preferred stock (the “Preferred Stock”), with an aggregate sales price of not less than $10,000,000, excluding any and all indebtedness under the Notes that is converted into Preferred Stock, and with the principal purpose of raising capital (a “Qualified Financing”), then all principal, together with all accrued but unpaid interest under this Note (the “Outstanding Balance”), shall, effective on the initial closing of the Qualified Financing, automatically convert into a number of shares of the Preferred Stock issued in such Qualified Financing equal to the Outstanding Balance divided by eighty percent (80%) of the lowest purchase price per share paid by other new investors in the Qualified Financing for the Preferred Stock issued in the Qualified Financing; provided, however, that if (a) the Holder is a Fully-Participating Investor, (b) the Overallotment Condition Precedent has been met, and (c) the Holder failed to purchase Notes with an aggregate principal amount equal to at least the Holder’s full Overallotment Amount in one or more Overallotment Closings following the Closing Deadline but prior to the Overallotment Deadline, then the Outstanding Balance shall instead automatically convert into a number of shares of the Preferred Stock issued in such Qualified Financing equal to the Outstanding Balance divided by the lowest purchase price per share paid by other new investors in the Qualified Financing for the Preferred Stock issued in the Qualified Financing.

2.2 Optional Conversion Upon the Occurrence of a Non-Qualified Financing. If, at any time after the date hereof while this Note remains outstanding, the Company consummates an equity financing pursuant to which it sells shares of Preferred Stock that does not constitute a Qualified Financing (a “Non-Qualified Financing”, and, together with a Qualified Financing, an “Equity Financing”), then upon written notice by the Requisite Investors, the Outstanding Balance shall, effective on the initial closing of such Non-Qualified Financing, convert into a number of shares of the Preferred Stock issued in such Non-Qualified Financing equal to the Outstanding Balance divided by eighty percent (80%) of the lowest purchase price per share paid by other new investors in the Non-Qualified Financing for the Preferred Stock issued in such Non-Qualified Financing.

2.3 Automatic Conversion Upon the Occurrence of an IPO. If, at any time after the date hereof while this Note remains outstanding, the Company consummates an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”), then the Outstanding Balance shall, effective immediately prior to the closing of such IPO, automatically convert into a number of shares of the Company’s Common Stock equal to (i) the Outstanding Balance divided by (ii) the lesser of (A) eighty percent (80%) of the price per share that such Common Stock is sold to the public in the IPO (the “IPO Price”) and (B) eighty percent (80%) of the Series F/F-R Original Issue Price (as defined below).

2.4 Conversion After the Maturity Date. In the event that this Note remains outstanding on the Maturity Date, then on the tenth (10th) business day following delivery to the Company of a written election of the Requisite Investors at any time after the Maturity Date (the “Maturity Conversion Date”), the Outstanding Balance shall be converted into such number of shares of the Company’s Series F Preferred Stock or Series F-R Preferred Stock, as applicable (the “Series F/F-R Preferred Stock”) as is equal to: (i) the Outstanding Balance divided by (ii) $12.5142 (as adjusted for stock splits, stock dividends, reclassification and the like, the “Series F/F-R Original Issue Price”).

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2.5 Conversion Procedure. If this Note is converted into Preferred Stock upon an Equity Financing, Common Stock in an IPO or Series F/F-R Preferred Stock on the Maturity Date (collectively, “Conversion Securities”) pursuant to Section 2.1, 2.2, 2.3 or 2.4, the following terms shall govern such conversion.

2.5.1 Notice of Conversion. The Company shall deliver written notice to the Holder of this Note at the address shown on the records of the Company for the Holder, notifying the Holder of the conversion to be effective, specifying the Conversion Securities into which this Note shall be converted, the principal amount of this Note to be converted, the amount of accrued interest to be converted, and the date on which such conversion will occur. Holder agrees to deliver the original of this Note (or an affidavit of loss to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it related to such lost, stolen or destroyed Note) at the closing of the IPO, the Equity Financing or the Maturity Conversion Date, as applicable, for cancellation; provided, however, that upon the closing of an IPO, an Equity Financing or the Maturity Conversion Date, as applicable, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. In addition, upon the conversion of this Note in an Equity Financing, the Holder shall execute the stock purchase agreement and all ancillary agreements in the forms agreed upon and entered into by the investors in such Equity Financing; provided, however, the Holder(s) have been provided a reasonable opportunity to provide comments on such agreements (and the Company has considered any such comments in good faith).

2.5.2 Mechanics and Effect of Conversion. No fractional shares of the Company’s Conversion Securities shall be issued upon conversion or maturity of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion or maturity of this Note, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted in cash. The Holder shall surrender this Note, duly endorsed, at the principal office of the Company after full conversion of this Note in exchange for stock certificates representing the Conversion Securities into which this Note has been converted. Upon full conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note.

2.6 Payment Upon a Liquidation Transaction. If a Liquidation Transaction occurs at any time while this Note remains outstanding and prior to the date of the initial closing of an Equity Financing, an IPO or the Maturity Conversion Date, the Company shall, or shall cause the acquirer of the Company in such Liquidation Transaction to pay to the Holder, in full discharge, satisfaction and cancellation of this Note: (i) the Outstanding Balance on the closing date of the Liquidation Transaction plus (ii) a repayment premium equal to one hundred percent (100%) of the outstanding principal balance of this Note as of immediately prior to the repayment of the Outstanding Balance (the “Repayment Amount”). The Holder agrees to deliver to the Company the original of this Note at the closing of the Liquidation Transaction for cancellation; provided, however, that immediately prior to the consummation of the Liquidation Transaction, this Note shall be deemed of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence, subject only to the payments set forth in this Section 2.6 actually occurring.

3. INTEREST. Interest shall accrue on the outstanding principal balance of this Note at the rate of 10% per year, compounded annually on the basis of actual days elapsed in a 365- or 366-day year, as appropriate. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges or premiums in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

13.

4. WAIVER OF NOTICE. The Company hereby waives notice, presentment, protest and notice of dishonor.

5. EVENT OF DEFAULT.

5.1 Event of Default. The following events shall constitute an “Event of Default” under this Note:

5.1.1 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall have (a) applied for or consented to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) made a general assignment for the benefit of its creditors, (c) been dissolved or liquidated in full or in part, or (d) commenced a voluntary case or other proceeding seeking relief on its behalf as a debtor, or to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, composition, compromise or other relief with respect to itself or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or any other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

5.1.2 Involuntary Bankruptcy or Insolvency Proceedings. If any notice of intention is filed or any proceeding or filing is instituted or made against the Company in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, composition or compromise of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of the Company and the same has not been dismissed, vacated or stayed within sixty (60) days of commencement.

5.1.3 Failure to Pay. Failure by the Company to pay any principal or interest on any Note when due, whether at maturity or by reason of acceleration.

5.1.4 Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in the exercise of rights by such third party or parties to accelerate the maturity of such indebtedness for borrowed money of the Company in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000).

5.2 Acceleration. If an Event of Default under Section 5.1.3 or Section 5.1.4 occurs and is continuing, then the Requisite Investors may declare the outstanding principal balance, accrued interest thereon and all other payments payable on the Notes to be forthwith due and payable in cash immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Section 5.1.1 or 5.1.2 occurs and is continuing, then the outstanding principal balance, accrued interest thereon and all other payments payable hereunder shall become and be immediately due and payable in cash without any declaration or other act on the part of the Holder or the Requisite Investors. The Requisite Investors by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent default or impair any right thereto.

14.

6. MISCELLANEOUS.

6.1 Successors and Assigns; Transfer. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted transferees and assigns of the parties. The Company may not transfer or assign its obligations hereunder without the prior written consent of the Holder. This Note may be not be transferred by the Holder (other than to any of its Affiliates) without the written consent of the Company. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”). Prior to any proposed transfer of this Note under this Section 6.1, the Holder shall give notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail such as to enable the Company and its counsel to determine that the proposed transfer of this Note may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer this Note in accordance with the terms of the notice given by the holder to the Company. Any proposed transferee shall agree in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of the Purchase Agreement.

6.2 Loss or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to Holder a new Note of like tenor and denomination as this Note. Principal and interest is payable only to the Holder of the Note.

6.3 Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

6.4 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered in accordance with the Purchase Agreement.

6.5 Note Holder Not Shareholder. This Note does not confer upon Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

6.6 Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

6.7 Waiver and Amendment. Any amendments to, changes in or additions to this Note may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if approved in writing by the Company and the Requisite Investors. Any amendment, change, addition, omission or waiver so effected shall be binding upon the Company, the Holder and all of their respective successors and permitted assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver. The Holder acknowledges and agrees that it is not an “Investor” under the Note Purchase Agreement and that therefore this Note may be amended by the Requisite Investors under the Note Purchase Agreement without the consent of the Holder. Notwithstanding the foregoing, no such amendment, change, addition, omission or waiver shall be effective to change the Principal Amount of this Note without the consent of the Holder.

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6.8 Pari Passu Repayment of Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment to the other Notes issued pursuant to the Purchase Agreement. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to all Investors of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such other Investors.

[Signature Page to Follow]

16.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name the date first written above.

THE COMPANY:

CARDLYTICS, INC.

By:
Name: Scott Grimes
Title: Chief Executive Officer